Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxxx) pertaining to the Employees' Savings Plan of Discovery Laboratories, Inc. of our reports dated March 10, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 17, 2008